                                                                    Exhibit 2.6

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                         OPTION AND ASSET PURCHASE AGREEMENT


                                     BY AND AMONG

                                   TANNER.PECK LLC

                                TOA ENTERPRISES, L.P.

                                  WILLIAM B. TANNER

                                  WBT OUTDOOR, INC.

                             THE WEATHERLEY TANNER TRUST

                            TANNER ACQUISITION CORPORATION

                                         AND

                               UNIVERSAL OUTDOOR, INC.


                            DATED AS OF SEPTEMBER 12, 1996

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                            Page

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES. . . . . . . . . . .   1

     Section 1.1  BUYER OPTION . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.2  PURCHASE AND SALE. . . . . . . . . . . . . . . . . . . . .   2
     Section 1.3  CONSIDERATION. . . . . . . . . . . . . . . . . . . . . . .   6
     Section 1.4  CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Section 1.5  DELIVERIES BY THE SELLERS. . . . . . . . . . . . . . . . .   8
     Section 1.6  DELIVERIES BY THE BUYER. . . . . . . . . . . . . . . . . .   8
     Section 1.7  PRORATION PAYMENT. . . . . . . . . . . . . . . . . . . . .   9
     Section 1.8  ACCOUNTS RECEIVABLES . . . . . . . . . . . . . . . . . . .  10
     Section 1.9  LEASES . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND TANNER . . . .  11

     Section 2.1  ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . .  12
     Section 2.2  AUTHORIZATION. . . . . . . . . . . . . . . . . . . . . . .  12
     Section 2.3  INTERESTS IN OTHER ENTITIES. . . . . . . . . . . . . . . .  12
     Section 2.4  CONSENTS AND APPROVALS; NO VIOLATIONS. . . . . . . . . . .  13
     Section 2.5  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . .  13
     Section 2.6  ABSENCE OF UNDISCLOSED LIABILITIES . . . . . . . . . . . .  14
     Section 2.7  ABSENCE OF ADVERSE AND OTHER CHANGES . . . . . . . . . . .  14
     Section 2.8  TITLE, OWNERSHIP AND RELATED MATTERS . . . . . . . . . . .  16
     Section 2.9  PROPERTIES AND ASSETS NECESSARY FOR CONDUCT
                  OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 2.10  LEASES. . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 2.11  DISPLAYS. . . . . . . . . . . . . . . . . . . . . . . . .  18
     Section 2.12  INTANGIBLE PROPERTY . . . . . . . . . . . . . . . . . . .  18
     Section 2.13  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . .  18
     Section 2.14  COMPLIANCE WITH APPLICABLE LAW; PERMITS . . . . . . . . .  19
     Section 2.15  CERTAIN CONTRACTS AND ARRANGEMENTS. . . . . . . . . . . .  19
     Section 2.16  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . .  20
     Section 2.17  EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . .  21
     Section 2.18  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Section 2.19  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . .  24
     Section 2.20  CERTAIN FEES. . . . . . . . . . . . . . . . . . . . . . .  25
     Section 2.21  AFFILIATE TRANSACTIONS. . . . . . . . . . . . . . . . . .  25
     Section 2.22  LABOR AGREEMENTS. . . . . . . . . . . . . . . . . . . . .  26
     Section 2.23  DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 2.24  ACQUISITION FOR INVESTMENT. . . . . . . . . . . . . . . .  27

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF THE
                               CONSENTING PARTIES. . . . . . . . . . . . . .  28

     Section 3.1  ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 3.2  AUTHORIZATION; CONSENT . . . . . . . . . . . . . . . . . .  28
     Section 3.3  INTERESTS IN THE ASSETS. . . . . . . . . . . . . . . . . .  28

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF THE
                              PARENT AND THE BUYER . . . . . . . . . . . . .  29

     Section 4.1  ORGANIZATION AND AUTHORITY OF THE PARENT AND
                  THE BUYER. . . . . . . . . . . . . . . . . . . . . . . . .  29
     Section 4.2  CONSENTS AND APPROVALS; NO VIOLATIONS. . . . . . . . . . .  29
     Section 4.3  LITIGATION . . . . . . . . . . . . . . . . . . . . . . . .  30
     Section 4.4  CERTAIN FEES . . . . . . . . . . . . . . . . . . . . . . .  31

                                    ARTICLE V

                                    COVENANTS. . . . . . . . . . . . . . . .  31

     Section 5.1  CONDUCT OF THE BUSINESS. . . . . . . . . . . . . . . . . .  31
     Section 5.2  ACCESS TO INFORMATION; CONFIDENTIALITY . . . . . . . . . .  31
     Section 5.3  REGULATORY COMPLIANCE. . . . . . . . . . . . . . . . . . .  32
     Section 5.4  CONSENTS; ASSIGNMENTS. . . . . . . . . . . . . . . . . . .  33
     Section 5.5  REASONABLE BEST EFFORTS. . . . . . . . . . . . . . . . . .  34
     Section 5.6  NON-COMPETITION. . . . . . . . . . . . . . . . . . . . . .  34
     Section 5.7  PRESS RELEASES . . . . . . . . . . . . . . . . . . . . . .  35
     Section 5.8  EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . .  36
     Section 5.9  ENVIRONMENTAL STUDIES; TITLE . . . . . . . . . . . . . . .  36
     Section 5.10  SHARES. . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Section 5.11  SUPPLEMENTAL DISCLOSURE . . . . . . . . . . . . . . . . .  38
     Section 5.12  NO SOLICITATION OF TRANSACTIONS . . . . . . . . . . . . .  38

                                   ARTICLE VI

                               CERTAIN TAX MATTERS . . . . . . . . . . . . .  38

     Section 6.1  NO WITHHOLDING . . . . . . . . . . . . . . . . . . . . . .  38
     Section 6.2  ALLOCATION OF CONSIDERATION. . . . . . . . . . . . . . . .  39
     Section 6.3  SELLERS RESPONSIBILITY . . . . . . . . . . . . . . . . . .  39

                                   ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES . . . . . . . .  39

     Section 7.1  CONDITIONS TO EACH PARTY'S OBLIGATION. . . . . . . . . . .  39
     Section 7.2  CONDITIONS TO OBLIGATIONS OF THE SELLERS . . . . . . . . .  40
     Section 7.3  CONDITIONS TO OBLIGATIONS OF THE PARENT AND
                  THE BUYER. . . . . . . . . . . . . . . . . . . . . . . . .  41

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER. . . . . . . . . . .  42

     Section 8.1  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . .  42
     Section 8.2  PROCEDURE AND EFFECT OF TERMINATION. . . . . . . . . . . .  42
     Section 8.3  AMENDMENT, MODIFICATION AND WAIVER . . . . . . . . . . . .  43

                                   ARTICLE IX

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION . . . . . . .  43

     Section 9.1  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . .  43
     Section 9.2  SELLERS' AGREEMENT TO INDEMNIFY. . . . . . . . . . . . . .  43
     Section 9.3  NOTICE AND OPPORTUNITY TO DEFEND . . . . . . . . . . . . .  44
     Section 9.4  OPTION PAYMENT . . . . . . . . . . . . . . . . . . . . . .  45
     Section 9.5  RIGHT OF SET-OFF . . . . . . . . . . . . . . . . . . . . .  46

                                    ARTICLE X

                                   DEFINITIONS . . . . . . . . . . . . . . .  46

                                   ARTICLE XI

                                  MISCELLANEOUS. . . . . . . . . . . . . . .  56

     Section 11.1  FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . .  56
     Section 11.2  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . .  56
     Section 11.3  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . .  58
     Section 11.4  BINDING EFFECT; ASSIGNMENT. . . . . . . . . . . . . . . .  58
     Section 11.5  NO THIRD PARTY BENEFICIARIES. . . . . . . . . . . . . . .  58
     Section 11.6  INTERPRETATION. . . . . . . . . . . . . . . . . . . . . .  58
     Section 11.7  ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . .59
     Section 11.8  JURISDICTION AND CONSENT TO SERVICE . . . . . . . . . . .  60
     Section 11.9  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . .60
     Section 11.10 GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . .  61
     Section 11.11  SPECIFIC PERFORMANCE . . . . . . . . . . . . . . . . . .  61
     Section 11.12  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . .  61
     Section 11.13  BULK SALES LAWS. . . . . . . . . . . . . . . . . . . . .  62
     Section 11.14  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . .  62

                                       EXHIBITS

EXHIBIT A  -  Form of Bill of Sale
EXHIBIT B  -  Form of Undertaking
EXHIBIT C  -  Form of Real Property Lease Assignments
EXHIBIT D  -  Form of TP LLC Excluded Properties Lease

                                 DISCLOSURE SCHEDULE

SECTION
-------

Section 1.2    -    Certain Assets of the Sellers
Section 2.3    -    Interests in Other Entities
Section 2.4    -    Exception to Consents and Approvals;
                    No Violations Provision
Section 2.5    -    Financial Statements
Section 2.6    -    Undisclosed Liabilities
Section 2.7    -    Exception to Absence of Adverse and
                    Other Changes Provision
Section 2.8    -    Title; Ownership and Related Matters
Section 2.10   -    Leases
Section 2.12   -    Intangible Property
Section 2.13   -    Litigation
Section 2.14  -     Compliance with Applicable Law
Section 2.15   -    Certain Contracts and Arrangements
Section 2.16   -    Insurance
Section 2.17   -    Employee Benefit Plans
Section 2.18   -    Taxes
Section 2.19   -    Environmental Matters
Section 2.21   -    Affiliate Transactions
Section 2.22   -    Labor Agreements
Section 5.6    -    Non-Competition
Section 7.3    -    Consents and Renewals


                              BUYER DISCLOSURE SCHEDULE

SECTION
-------

Section 4.2    -    Exception to Consents and Approvals; No Violations Provision
Section 6.2    -    Allocation of Consideration

                       OPTION AND ASSET PURCHASE AGREEMENT

          OPTION AND ASSET PURCHASE AGREEMENT, dated as of September 12, 1996, by and among Tanner.Peck LLC ("TP LLC"), a Tennessee limited liability company, TOA Enterprises, L.P. ("TOA," and together with TP LLC, the "Sellers"), a Tennessee limited partnership, William B. Tanner ("Tanner"), WBT Outdoor, Inc. ("WBT"), a Tennessee corporation, The Weatherley Tanner Trust (the "Trust," and together with Tanner and WBT, the "Consenting Parties"), Tanner Acquisition Corporation (the "Buyer"), a Delaware corporation, and Universal Outdoor, Inc. (the "Parent"), an Illinois corporation.

          WHEREAS, pursuant to the terms and conditions of this Agreement, the Sellers desire to grant to the Buyer the option to buy, and the Buyer desires, at its sole discretion, upon exercise of such option to cause the Sellers to sell to the Buyer, the Assets of the Sellers.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                             PURCHASE AND SALE OF ASSETS
                            AND ASSUMPTION OF LIABILITIES

          Section 1.1 BUYER OPTION. Subject to the terms and conditions of this Agreement, the Buyer shall have the right, at its sole discretion, during the period from December 1, 1996 to December 31, 1996 (the "Option Exercise Period") to purchase from each of the Sellers the Assets pursuant to Section 1.2 hereof and to consummate the other transactions contemplated hereby to occur at the Closing (the "Option") for the consideration set forth in Section 1.3 hereof. In the event that the Buyer wishes to exercise the Option, the Buyer shall deliver to TP LLC written notice (an "Advance Notice") at least ten and no more than forty five days prior to the Buyer's intended date of exercise of the Option. The Advance Notice shall state that the Buyer intends to exercise such Option and shall specify the date on which the Buyer intends to exercise the Option (the "Option Exercise Date"). Notwithstanding the foregoing, the Advance Notice shall be revocable by the Buyer, in its sole discretion, at any time prior to the Option Exercise Date by delivery to TP LLC of a written notice of such revocation. After any such revocation of the Advance Notice, the Buyer may subsequently re-deliver an Advance Notice so long as such subsequent Advance Notice is delivered to TP LLC prior to December 31, 1996.
In the event that the Buyer has not revoked the Advance Notice, or if so, in the event the Buyer has re-delivered an Advance Notice, in either case, the Buyer shall be deemed to have exercised the Option on the Option Exercise
Date. As soon thereafter as practicable and subject to satisfaction or waiver of the conditions set forth in Article VII, each of the Sellers shall convey, transfer, sell and assign and the Buyer shall purchase and acquire the Assets on the terms and conditions set forth herein. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 8.1, the Buyer shall cease to have the right to exercise the Option, and any Advance Notice which shall have been delivered pursuant to this Section 1.1 shall be void and of no effect.

          Section 1.2  PURCHASE AND SALE.

               (a) Subject to the terms and conditions of this Agreement, in the event that the Option is exercised by the Buyer, at the Closing, each of the Sellers will sell, convey, assign, transfer and deliver or cause to be sold, conveyed, assigned, transferred and delivered to the Buyer, and the Buyer will purchase, acquire and accept from each of the Sellers, all of such Sellers' respective rights, title and interests in and to the Assets as set forth in
Section 1.2 of the Disclosure Schedule, free and clear of all Liens, other than Permitted Liens, including, without limitation, the following:

                    (i) all personal property owned and used in the operation of the existing bulletin, junior poster, eight-sheet painted walls or any other outdoor advertising displays (the "Displays") as are more fully described by location in Section 1.2(a)(i) of the Disclosure Schedule, including all sign struc-tures and any fixtures and leasehold interests in sign structures, and all lights, electrical hook ups, catwalks and other appurtenant equipment related thereto;

                   (ii) all of the real property owned in fee (the "Owned Real Property") and any rights in and to all facilities, easements, rights-of-way, licenses, permits and other appurtenances thereunto belonging and all buildings, facilities, structures, fixtures, leasehold and other improvements located thereon;

                  (iii) all of the rights and incidents of ownership in and to all leases, including Sign Location Leases for the locations listed on Section 1.2(a)(iii) of the Disclosure Schedule and all leases and subleases for real property and any rights in and to all easements, rights-of-way, licenses, permits and other appurtenances thereon belonging and all buildings, facilities, structures, fixtures and leasehold improvements located thereon and any prepaid ground rents thereunder;

                   (iv) all rights and entitlement in and to the advertising contracts (the "Advertising Contracts") related to the Business;

                    (v) all necessary and requisite consents, permits, licenses, franchises, approvals or authorizations (including any vegetation removal permits) of any governmental or regulatory agency or authority, including in respect of the Tanner Owned Properties (collectively, the "Permits");

                   (vi) any complete or partially complete Displays and any Sign Location Leases, Advertising Contracts or Permits, as well as any perfected or partial right, title, interest, or expectancy in any location where either of the Sellers has planned, contemplated or worked upon the possibility of outdoor advertising at any time prior to the date of this Agreement but which have not yet been con-structed (as more fully described in Section 1.2(a)(v) of the Disclosure Schedule);

                  (vii) all accounts and other receivables and prepaid expenses arising after the Closing;

                 (viii) all raw materials, work-in process, finished goods, supplies and other inventories and fixtures and the leasehold improvements, plant and equipment located on any of the Real
     Properties;

                   (ix) all rights in, to and under all other contracts, licenses, leases, commitments, purchase orders, entitlement and other agreements, whether oral or written;

                    (x) all rights under any non-compete agreements, including those set forth in Section 1.2(a)(x) of the Disclosure Schedule;
                   (xi)   all customer lists of whatever nature;

                  (xii) all trademarks, trade names, service marks, service names, logos, assumed names, copyrights, patents, registrations and applications for the foregoing, trade secrets and confidential business information (including ideas, research and development, know-how, technical data, designs, drawings and specifications) and all licenses thereof, and all other intellectual property rights and other proprietary rights (together, the "Intangible Property");

                 (xiii) all of the books and records of (A) the Sellers and (B) Tanner in so far as such books and records relate to the Business, in each case including, but not limited to, all files, computer generated or stored data, advertising and customer information, correspondence, memoranda, telephone numbers and listings, personnel and payroll records and the like and all books and records in connection with or to any extent relating to

     Taxes (including without limitation accounting and tax records and information pertaining to events occurring prior to or after the Closing Date) (collectively, the "Books and Records"); PROVIDED, HOWEVER, that the Buyer will keep the Books and Records available for use and copying by the Sellers for a period of 3 years after the Closing;

                  (xiv) all other files, indices, market research studies, surveys, reports, analyses and similar information;

                   (xv) all other assets and property, including sign panels, computer hardware and software, machinery, equipment, furniture, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property, to the extent used in the Business;

                  (xvi)  all deposits from customers held;

                 (xvii)  all cash after the Closing;

                (xviii) all rights, claims, credits, causes of action, condemnation proceedings or rights of set-off against third parties;

                  (xix) the goodwill in or arising from the Assets or the Business; and

                   (xx) all other assets reflected on the Balance Sheet or acquired after June 30, 1996 which would be reflected on a balance sheet prepared in accordance with GAAP.

               (b) Such sale, assignment, transfer and delivery of the Assets will be effected by delivery by the Sellers to the Buyer of (i) the Bills of Sale (each Seller shall deliver a Bill of Sale to transfer that portion of the Assets owned by each such Seller), (ii) the Lease Assignments, (iii) the Deeds, and (iv) the Other Instruments.

               (c) Notwithstanding anything to the contrary contained in paragraphs (a) or (b) of this Section 1.2, the following assets shall be considered Excluded Assets: (i) the consideration delivered by the Buyer pursuant to this Agreement; (ii) all tax refunds (including any interest thereon) and all tax credits and deductions for the period prior to and including the date hereof; (iii) the ownership interest, whether in fee simple, perpetual easement or the like, in the real property owned by TP LLC set forth in Section 1.2(c)(iii) of the Disclosure Schedule (the "TP LLC Excluded Properties"); (iv) Tanner's ownership interest in the forty-five properties owned by Tanner (the "Tanner Owned Properties") set forth in Section 1.2(c)(iv) of the Disclosure Schedule; (v) the computers, facsimile machines, seven cellular phones, and the like owned by WBT Media but located on the Real Property (as more fully described in Section 1.2(c)(v) of the Disclosure Schedule); (vi) the three motor vehicles set forth in Section 1.2(c)(vi) of the Disclosure Schedule; (vii) the accounts receivables and the cash of the Business as of the Closing; (viii) the structure related to the Sweeney/Tanner Lease (board number 218 on Section 1.2(a)(i) of the Disclosure Schedule); and (ix) the structure related to the Moriarty/Tanner Lease (board number 137 on Section 1.2(a)(i) of the Disclosure Schedule).

               (d) Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not, unless and until, and to the extent the Buyer notifies the Sellers otherwise, constitute an agreement to assign any right, title or interest in, to or under any contract, license, lease, commitment, sales order, purchase order or other agreement or any claim or right to any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof, or in any way adversely affect the rights of the Buyer or the respective Seller thereunder, and such consent is not obtained.

          Section 1.3  CONSIDERATION.

               (a) Subject to the terms and conditions of this Agreement, in consideration of granting the Option, the Buyer will deliver or cause to be delivered to TP LLC on the date hereof $5,000,000 in cash by wire transfer of immediately available funds to such bank account as shall be specified by TP LLC prior to the date hereof (the "Option Payment"), which amount, subject to the provisions of Article IX hereof, shall be non-refundable irrespective of whether the Buyer shall exercise the Option.

               (b) Subject to the terms and conditions of this Agreement, the consideration for the Assets to be acquired shall be (i) $65,880,000 in the event that the Closing occurs on or prior to December 31, 1996 and $65,885,000 in the event that the Closing occurs on or after January 1, 1997, in each case, in cash, plus or minus the Proration Payment as calculated pursuant to Section
1.7 hereof (the "Cash Purchase Price"); (ii) the Option Payment; (iii) 100,000 duly authorized and issued shares of common stock, par value $.01 per share, of the Parent (the "Shares", and collectively with the Cash Purchase Price, the "Purchase Price"); and (iv) assumption of liabilities consummated pursuant to the Undertaking.

               (c) The Purchase Price and the Option Payment will be delivered to TP LLC for its account and for the account of TOA, PROVIDED however that such portion of the Purchase Price and the Option Payment shall be deemed received by TP LLC on its own behalf and on behalf of TOA allocated $3,720,000 to TOA for all of its Assets (representing $60,000 per face of TOA located on each TOA Sign Location Lease and Display) and the balance to TP LLC. The Sellers shall indemnify and hold harmless the Parent, the Buyer and the Indemnitees from and against any and all liabilities arising from or in connection with such allocation.

          Section 1.4 CLOSING. The Closing shall take place as promptly as practicable, and in any event not later than the tenth business day following the receipt of clearance under the HSR Act and the satisfaction or waiver of all of the conditions to Closing set forth in Article VII hereof, at 9:00 a.m., local time, on the Closing Date, at the offices of Baker, Donelson, Bearman & Caldwell, 165 Madison Avenue, Memphis, Tennessee, or at such other place and time as the parties may agree; PROVIDED, HOWEVER, that the Buyer and the Sellers shall immediately following receipt of the Advance Notice proceed to complete all items necessary to proceed to

Closing, including, but not limited to, filing under the HSR Act as contemplated by Section 5.3 hereof.

          Section 1.5 DELIVERIES BY THE SELLERS. At the Closing, the Sellers will deliver or cause to be delivered to the Buyer the following:

               (a)  the Deeds;

               (b)  the Lease Assignments;

               (c)  the duly executed Bills of Sale;

               (d)  a duly executed Undertaking;

               (e)  the Other Instruments, if any;

               (f)  the Books and Records;

               (g) the certificates of the Sellers signed by the Chief Manager of TP LLC and the general partner of TOA, respectively, referred to in Section
7.3 hereof;

               (h) appropriate authorizations for each Seller for the transactions contemplated hereby consisting of (i) with respect to TP LLC, a consent of the Members and a certificate of the Chief Manager and (ii) with respect to TOA, a certificate of the General Partner and a consent of the necessary Partners;

               (i) an opinion of counsel to the Sellers, dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer; and

               (j) all other documents, instruments and writings required to be delivered by the Sellers at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith. All such documents, instruments and writings to be delivered by the Sellers at the Closing shall be in form and substance reasonably satisfactory to the Buyer.

          Section 1.6  DELIVERIES BY THE BUYER.

               At the Closing, the Buyer will deliver or cause to be delivered to the Sellers the following:

               (a) the Cash Purchase Price, delivered by wire transfer of immediately available funds to such bank account as shall be specified by TP LLC prior to the Closing;

               (b)  stock certificates representing the Shares;

               (c) a duly executed Undertaking assuming the Assumed Liabilities and holding harmless the Sellers from such Assumed Liabilities;

               (d)  the Other Instruments, if any;

               (e) the certificate of the Buyer signed by an officer of the Buyer referred to in Section 7.2 hereof;

               (f) all other documents, instruments and writings required to be delivered by the Parent or the Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith; and

               (g) an opinion of counsel to the Buyer dated as of the Closing Date, in form and substance reasonably satisfactory to TP LLC.

          Section 1.7  PRORATION PAYMENT.

               (a) Within 15 days after the Closing, the Buyer shall prepare and deliver to the Sellers a statement (the "Statement") setting forth the prepaid leases and prepaid expenses (together, the "Prorated Assets"), the accounts payable, accrued liabilities and other current liabilities (together, the "Prorated Liabilities") of the Business as of the Closing and the capital expenditures made from the date hereof to the date of the Closing (and approved pursuant to the Joint Management Agreement) (the "Capital Expenditures"). The preparation of the Statement shall be, in all material respects, in accordance with GAAP. Following the date of the Closing, each of the Buyer and the Sellers shall give the other party and any independent auditors of such other party access at all reasonable times to the properties, books, records and personnel of the Business for purposes of preparing and reviewing the Statement. The Sellers shall have 15 days following delivery to the

Sellers of the Statement during which to notify the Buyer of any dispute of any item contained in the Statement, which notice shall set forth in reasonable detail the basis for such dispute. If the Sellers fail to notify the Buyer of any such dispute within such 15-day period, the Statement shall be deemed to be the final Statement (the "Final Statement"). In the event that the Sellers shall so notify the Buyer of any dispute, the Buyer and the Sellers shall cooperate in good faith to resolve such dispute as promptly as possible.

               (b) If the Buyer and the Sellers are unable to resolve any such dispute within 15 days of the Sellers' delivery of notice of a dispute, such dispute shall be resolved by an independent accounting firm (the "Accounting Firm") reasonably acceptable to the Buyer and TP LLC (on behalf of the Sellers), and such determination shall be final and binding on the parties. If the Buyer and TP LLC cannot mutually agree on the identity of the Accounting Firm, the Buyer and TP LLC shall each submit to the other party's independent auditor the name of a big six accounting firm which does not at the time and has not in the prior two years provided services to any of the Sellers or the Buyer or the Parent or any of their respective affiliates, and the Accounting Firm shall be selected by lot from these two firms by the independent auditors of the two parties. Any expenses relating to the engagement of the Accounting Firm shall be shared equally by the Buyer and the Parent, on the one hand, and the Sellers, on the other. The Accounting Firm shall be instructed to use every reasonable effort to perform its services within 15 days of submission of the Statement to it and, in any case, as promptly as practicable after such submission. The Statement, as modified by resolution of any disputes by the Buyer and the Sellers or by the Accounting Firm, shall be the Final Statement.

               (c) To the extent that the sum of the Prorated Assets existing as of the Closing Date and the Capital Expenditures exceeds the Prorated Liabilities of the Business as of the Closing Date, Buyer shall pay the difference to TP LLC for the account of the Sellers, and to the extent that the Prorated Liabilities of the Business which arose on or prior to the Closing Date exceed the sum of the Prorated Assets existing as of the Closing Date and the Capital Expenditures, the Sellers shall pay the difference to the Buyer (such payment being referred to herein as the "Proration Payment"). The Proration Payment shall be made as soon as practicable following the determination of the Final Statement, shall be paid by wire transfer of immediately available funds to an account designated by the payee at least two business days prior to the payment, and shall be an adjustment to the Purchase Price.

               (d) The Parent's and the Buyer's rights to indemnification pursuant to Article IX hereof shall not be deemed to limit, supersede or otherwise affect the Buyer's or the Sellers' rights to a Proration Payment pursuant to this Section 1.7.

          Section 1.8 ACCOUNTS RECEIVABLES. Within 15 days after the Closing, the Buyer shall prepare and deliver to TP LLC a statement setting forth all accounts receivables of the Business existing on the Closing Date ("Receivables"). Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that the Receivables shall remain the property of TP LLC, but shall be collected by the Buyer. Any proceeds collected, from the original account customer/contracting party or its assignee, without further discounting excluding finance charges, on account of the Receivables, shall remain the property of TP LLC. If the Buyer receives payment of any of the Receivables following the date of the Closing, the Buyer shall within thirty days of receipt notify TP LLC of its receipt of these funds and pay over such funds to TP LLC. If following Closing Date either TP LLC or the Buyer receives commingled funds which include payments for both TP LLC and the Buyer, then the party who received the funds shall tender to the other party such other party's portion of the received commingled funds within thirty days of its receipt of such funds.

          Section 1.9  LEASES.

               (a) Simultaneously with the Closing, Tanner and the Buyer shall enter into leases with respect to each of the Tanner Owned Properties (the "Tanner Owned Property Leases") which shall provide for, among other things, a term of 40 years renewable at the option of either party (or its successor or assign) and shall provide for rent abatements equal in the aggregate to $250,000 per year for the first two years. The Tanner

Owned Property Leases shall supersede any existing leases in respect of Tanner Owned Properties and any such pre-existing leases shall terminate following the Closing.

               (b) Simultaneously with the Closing, TP LLC and the Buyer shall enter into leases in respect of each of the TP LLC Excluded Properties (the "TP LLC Excluded Properties Leases"), substantially in the form attached hereto as Exhibit D, which shall provide for, among other things, a term of 40 years renewable at the option of either party with rent to be paid at the rate of $0 in each month of the first three years and $11,425 per month thereafter.


                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND TANNER

          Each of the Sellers and Tanner jointly and severally represent and warrant to the Buyer and the Parent on the date hereof and on the Closing Date:

          Section 2.1 ORGANIZATION. TP LLC is a limited liability company and TOA is a limited partnership, both of which are duly organized, validly existing and in good standing under the laws of the State of Tennessee and have all requisite power and authority to own, lease and operate the properties owned, leased and operated by them and to carry on the operations of the Business as now being conducted by them. Each of the Sellers is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. TP LLC and TOA have previously made available to the Buyer complete and correct copies of their certificate of formation and operating agreement (the "LLC Agreement") or partnership agreement (the "TOA Agreement").

          Section 2.2 AUTHORIZATION. Each of the Sellers has full power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of each of the Sellers, and no other proceedings on the part of either Seller is necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements or the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each Seller and constitutes, and when executed and delivered, each of the Related Agreements to be executed and delivered by either Seller pursuant hereto will constitute, a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

          Section 2.3  INTERESTS IN OTHER ENTITIES.  Except as set forth in
Section 2.3 of the Disclosure Schedule, each of the Sellers, directly or indirectly, (i) has no interest in the outstanding stock of any corporation or in any partnership, joint venture, limited liability company or other entity and
(ii) is not party to nor is it bound by any agreement, understanding, contract or commitment relating to an interest in any such entity or the Sellers' investment therein or which would require such Seller to make any investment therein. Neither of the Sellers holds any assets other than Assets used in connection with the Business to be conveyed to the Buyer pursuant to this Agreement. Neither of the Sellers has or has had a Controlled Affiliate.

          Section 2.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for applicable requirements of the HSR Act, and as set forth in Section 2.4 of the Disclosure Schedule, neither the execution and delivery of this Agreement or the Related Agreements nor the consummation by the Sellers of the transactions contemplated hereby and thereby will (a) conflict with or result in any breach of any provision of the LLC Agreement or the TOA Agreement or any other organizational document of either Seller; (b) require any filing with, or the obtaining of any permit, license, action waiver, authorization, consent, filing, registration or approval of, any governmental or regulatory authority, PROVIDED, HOWEVER, that no representation in this clause (b) is made by reason of facts pertaining specifically to the Parent or the Buyer or by reason of the Financing; (c) result in a breach of, or constitute a default (whether by notice or lapse of time or by both) under, or violate or conflict with or give rise to any right of amendment, termination, can-cellation or acceleration, or to a loss of any benefit to which either Seller is entitled, or require any consent to assign, under any of the terms, conditions or provisions of, any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which either Seller is party or to which either Seller or any of the Assets are bound (or result in the imposition of any Lien upon any of the Assets); or (d) violate or conflict with any order, injunction, decree, statute, rule or regulation applicable to either Seller or to the Assets.

          Section 2.5 FINANCIAL STATEMENTS. Section 2.5 of the Disclosure Schedule contains true and accurate copies (collectively, the "Financial Statements") of (i) audited consolidated balance sheets (including notes thereto) for the years ended December 31, 1995, and December 31, 1994 and related statements of earnings for the periods then ended for the Sellers, and
(ii) an unaudited consolidated balance sheet and statement of earnings as of June 30, 1996 of the Sellers (the "Balance Sheet"), except that lease expenses are understated by $127,500. The Financial Statements have been prepared in accordance with GAAP, consistently applied (other than for statements of cash flows and footnotes otherwise required by GAAP) and have been prepared on a basis consistent with the financial and other books and records of the Business. The Financial Statements fairly present the financial position and the results of operations of the Sellers as of the respective dates and periods thereof, subject in the case of interim financial statements to normal year-end adjustments.

          Section 2.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities and obligations (a) incurred since June 30, 1996 in the ordinary course of business and consistent with past practice, (b) disclosed in Section
2.6 of the Disclosure Schedule, and (c) provided for in the Balance Sheet (in relation to the Business) and the Sellers have no material liabilities or obligations of any kind whatsoever (whether direct, indirect, accrued or contingent) and there is no existing condition or situation which could reasonably be expected to result in any such liabilities or obligations.

          Section 2.7 ABSENCE OF ADVERSE AND OTHER CHANGES. Except as set forth in Section 2.7 of the

Disclosure Schedule or as otherwise contemplated by this Agreement, since June 30, 1996, (a) there has not been any event or occurrence which has resulted in or could reasonably be expected to result in, a material adverse change in the Business or in the business, assets, results of operations, prospects or condition (financial or otherwise) of either Seller, (b) the Business has been conducted in the ordinary course consistent with past practices, and (c) there has not been (i) any increase in the compensation of or other benefits payable to any of the officers or employees of the Business, except such increases as are granted in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases), (ii) any incurrence, assumption or guarantee by either Seller in connection with the Business of any indebtedness for borrowed money; (iii) any creation or other incurrence of any Lien (other than a Permitted Lien) on any Asset; (iv) any transaction or commitment made, or any contract or agreement entered into, by either Seller in connection with the Business (including with respect to the acquisition or disposition of any assets) or any relinquishment by either Seller in connection with the Business of any contract or other right, in either case, other than in the ordinary course of TP LLC's business and for fair consideration; (v) any change in any method of accounting or accounting practice by either Seller; (vi) any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any employee of the Business (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any such employee or (C) any loan or advance to any employee of the Business, to the extent outstanding on the date hereof;
(vii) any material change in the methods of operation of the Business; (viii) any loss or damage to the properties of the Business or the Assets in excess of $10,000; (ix) any capital expenditures (or series of related capital expenditures) in excess of $200,000 in the period from July 1, 1996 through the date hereof by either Seller in connection with the Business; (x) any acceleration, termination, modification, or cancellation of any contract, agreement, lease, license or understanding by either Seller in connection with the Business, outside of the ordinary course of TP LLC's business consistent with past practice; (xi) any capital investment in, or any loan to, any other Person by either

Seller in connection with the Business; (xii) any delay or postponement of the payment of any accounts payable or other liabilities or obligations by either Seller in connection with the Business, except in the ordinary course of business consistent with past practice; (xiii) any cancellation, waiver or release of any right or claim by either Seller in connection with the Business, except in the ordinary course of business consistent with past practice; (xiv) any grant or any license or sublicense of any rights under or with respect to any Intangible Property; (xv) any transaction with, payment to or repurchase of any interest in (or any amounts in respect of interests in), any Member or Partner or affiliate of either of the Sellers; (xvi) any settlement or payment of any amount to any other Person with respect to any liability or obligation, outside the ordinary course of TP LLC's business; (xvii) any non-cash dividend, distribution or allocation to any Member or Partner in respect of such Member's or Partner's interest in either Seller; or (xviii) any agreement or any commitment to take any of the actions described in this Section 2.7.

          Section 2.8  TITLE, OWNERSHIP AND RELATED MATTERS.

               (a) Section 2.8(a) of the Disclosure Schedule sets forth a list and briefly describes (and specifies the owner of) all Real Property owned (and any options to purchase) by each Seller in connection with the Business, and any title insurance policies and surveys with respect thereto, and any Liens thereon.

               (b) As of the Closing, the Sellers will have, and will deliver to the Buyer, good and marketable title to, or in the case of any leased Real Property, has, and will deliver a valid fee simple or leasehold interest in, all of the Assets, in each case free and clear of all Liens, except for Permitted Liens.

               (c) There are no material defects in the physical condition of buildings, structures, and other improvements included within the Real Property (the "Improvements") that would interfere with the use or occupancy of the Improvements in the ordinary conduct of the Business. The Improvements have access to all utility services that are necessary for and currently used in the conduct of the Business. Neither of the Sellers has re-ceived notice, nor has knowledge of, any pending, threatened or contemplated condemnation proceeding, or of any sale or other disposition in lieu of condemnation, affecting the Real Property. There are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use of occupancy of any portion of any Real Property and there are no outstanding options or rights of first refusal to purchase any Real Property or interest therein owned by the Sellers. No condemnation or eminent domain proceeding against any of the Real Properties is pending or threatened or any other matter affecting adversely the current use, occupancy or value thereof. Neither of the Sellers has received any written notice of any violation of any law, regulation or ordinance relating to (i) the physical condition of the Improvements or (ii) the current use of the Real Property. Each parcel of Real Property abuts on or has direct vehicular access to a public road.

          Section 2.9 PROPERTIES AND ASSETS NECESSARY FOR CONDUCT OF BUSINESS. The Assets to be transferred to the Buyer pursuant to this Agreement are the properties and assets (i) owned by each of the Sellers, (ii) used in connection with the Business, and (iii) necessary to permit the Business to be conducted as currently conducted or as contemplated to be conducted by the Sellers or which has been used in the conduct of the Business. Section 1.2 of the Disclosure Schedule sets forth all assets owned by the Sellers described in the preceding sentence, all of which shall be conveyed to the Buyer pursuant hereto.

          Section 2.10 LEASES. Section 2.10 of the Disclosure Schedule sets forth a true, complete and correct list, as of the date hereof, of all Leases (including Sign Location Leases), the name of the lessor or sublessor, the primary lease term and any title insurance policies and the commitments and surveys with respect thereto and any Liens thereon and a brief description thereof. True and complete copies of the Leases and all written riders, addenda, amendments and any other agreements and all title policies to the commitments and surveys in either Seller's possession relating thereto have been made available to the Buyer. Except as set forth in Section 2.10 of the Disclosure Schedule, each Seller party to a Lease has a valid leasehold interest in such Lease free and clear of all Liens, other than Permitted Liens. No consent is required (or the requirement for the same has been waived in writing prior to the date hereof by the Buyer) of any landlord or other third party to any Lease to consummate the transactions contemplated hereby and upon consummation of the transactions contemplated hereby, each Lease will continue to entitle the respective Seller to the use and possession of the real property specified in such Leases and for the purposes for which such real property is now being used by the Sellers. Neither of the Sellers is in default beyond any applicable notice or grace period and has not received written notice of default still outstanding on the date hereof under any such Lease, and to the best of each of the Sellers' knowledge, there exists no uncured default thereunder by any third party. With respect to any Leases whereon there exists a Display, unless otherwise set forth in Section 2.10 of the Disclosure Schedule, said Display is owned by the Seller indicated in
Section 2.10 of the Disclosure Schedule and is conveyed in accordance with this Agreement. Upon request from the Buyer, each Seller shall use its best efforts to obtain an estoppel certificate from the lessor or sublessor under any Lease for which the Buyer requests such Seller to obtain such estoppel certificate. Neither of the Sellers is aware of any circumstances involving a dispute, oral modification, misunderstanding, forebearance program or intention to terminate the relationship thereunder (either at present or in the future) regarding or in relation to any Lease. Each Lease has been entered into on terms substantially consistent with industry standards and practices with respect to the subject matters thereof.

          Section 2.11 DISPLAYS. The Displays and all related equipment are in good working order and repair, and comply with all applicable building codes, zoning or other promulgations of entities having jurisdiction over the construction and maintenance of the Displays and are fit for intended purpose in accordance with industry standards. There are at least 2012 Displays faces being purchased by the Buyer.

          Section 2.12 INTANGIBLE PROPERTY. Section 2.12 of the Disclosure Schedule hereto contains a complete and correct list of the Intangible Property used by either Seller in connection with the Business, and each license or other agreement relating thereto. Each of the Intangible
Properties is owned by the Seller indicated in Section 2.12 of the Disclosure Schedule and is owned free and clear of all Liens. There has been no claim asserted in writing, which is still pending, or otherwise threatened, that any of the foregoing is invalid or conflicts with the asserted rights of others, or otherwise challenging such Seller's ownership or use thereof. The Sellers possess all Intangible Property necessary for the conduct of the Business as currently conducted. The use by the Sellers of such rights does not violate the rights of any third party.

          Section 2.13 LITIGATION. Except as set forth in Section 2.13 of the Disclosure Schedule, there is no claim, action or proceeding pending or threatened against either Seller or any of their respective operations by or before any court, governmental or regulatory authority.

          Section 2.14  COMPLIANCE WITH APPLICABLE LAW; PERMITS.

               (a) Neither of the Sellers is in violation of, nor has been threatened to be charged with or given notice of any violation of, or to the best of such Seller's knowledge, is under investigation with respect to, any applicable laws, ordinances, rules and regulations of any federal, state, local or foreign governmental authority, except as set forth in Section 2.14 of the Disclosure Schedule.

               (b) To the best of the Sellers' knowledge, the Sellers have obtained all necessary Permits (including, without limitation, vegetation removal permits) and other federal, state and local authorizations necessary to allow the continued presence of the Displays where located; all applicable fees for such Permits have been paid; all such Permits are valid and in effect and are fully transferable; and neither the execution nor the consummation of this Agreement and the transactions contemplated hereby will terminate any Permit.

          Section 2.15 CERTAIN CONTRACTS AND ARRANGEMENTS. Section 2.15 of the Disclosure Schedule sets forth the following agreements to which either Seller is a party in connection with the Business, (i) any agreements relating to indebtedness for borrowed money (wheth-er incurred, assumed, guaranteed or secured by any asset), (ii) all Advertising Contracts, (iii) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum, (iv) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to either Seller, or involve consideration in excess of $25,000, (v) any agreement concerning a partnership or joint venture, (vi) any agreement concerning confidentiality or non-competition, (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of the current or former employees of the Business, (viii) any collective bargaining agreement, (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $1,000 or providing severance benefits, (x) any agreement under which it has advanced or loaned any amount to any of the employees or affiliates of either Seller, (xi) any agreement providing for indemnification of or by either Seller, (xii) any non-compete agreement applicable to either Seller, (xiii) any agreement by either Seller providing products or services to any Person for consideration other than cash or receiving consideration from any Person in products or services in lieu of cash, and (xiv) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000 (such contracts and agreements, together with the Leases, the Sign Location Lease and the Insurance Policies, the "Material Agreements"). TP
LLC has delivered to the Buyer a correct and complete copy of each written Material Agreement and a written summary setting forth the terms and conditions of each oral Material Agreement. Except as set forth in Section
2.15 of the Disclosure Schedule, all Material Agreements are valid, binding and enforceable in accordance with their terms and will continue to be so on identical terms immediately following the consummation of the transactions contemplated by this Agreement and the Related Agreements, and neither the Sellers nor, to the best knowledge of each Seller, any other party thereto, is in default under any of such agreements, nor, to the best knowledge of each Seller, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute any event of default by either Seller or any other party thereto.

          Section 2.16 INSURANCE. Section 2.16 of the Disclosure Schedule sets forth a complete and accurate list of all policies and fidelity bonds (including their respective expiration dates) of fire, liability, product liability, worker's compensation, and other forms of insurance presently in effect with respect to the Business and its operations (the "Insurance Policies"). There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been timely paid and each Seller has otherwise complied fully with the terms and conditions of all such policies and bonds, as applicable. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 1995 and remain in full force and effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to the Business.

          Section 2.17  EMPLOYEE BENEFIT PLANS.

               (a) Section 2.17(a) of the Disclosure Schedule contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by either Seller or any ERISA Affiliate for the benefit of any employee or terminated employee of either Seller or any ERISA Affiliate, whether formal or informal and whether legally binding or not (the "Plans"). Neither any Seller nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any employee or terminated employee of either Seller or any ERISA Affiliate.

               (b) With respect to each Plan, TP LLC has heretofore delivered to the Buyer true and complete copies of each of the following documents: (i) a copy thereof (including all amendments thereto); (ii) a copy of the most recent annual report, if required under ERISA; (iii) a copy of the most recent actuarial report, if required under ERISA; (iv) a copy of the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions; (v) a copy of the most recent Summary Plan Description; (vi) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto); and (vii) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under section 401 of the Code.

               (c) To the best knowledge of each Seller, there has been no termination or partial termination, withdrawal or partial withdrawal with respect to any of the Plans that either Seller maintains or contributes to or has maintained or contributed to. Neither any Seller nor any ERISA Affiliate has incurred any material liability under Title IV of ERISA with respect to any of the Plans, other than liability for premiums due the Pension Benefit Guaranty Corporation, which payments have been made or will be made when due. Neither any Seller nor any ERISA Affiliate contributes to or is required to contribute to a "multiemployer plan," as such term is defined in ERISA Section 3(37). Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

               (d) No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Business to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer. There are no pending, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary cov-ered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

          Section 2.18 TAXES. (a) Each Seller (i) has timely filed or will timely file all Tax Returns required to be filed by each such Seller on or prior to the Closing Date (including extensions of time to file), and all such Tax Returns are true, correct and complete, (ii) has timely paid (or adequately provided for on the Balance Sheet) all Taxes that are due or claimed to be due from such person by any Tax Authority with respect to periods (or any portion thereof) ending on or before the Closing Date, and (iii) is not required to file any state Tax Returns other than as set forth in Section 2.18 of the Disclosure Schedule.

               (b) No Tax is required to be withheld by the Buyer from the Purchase Price or the Option Payment as a result of the transfers contemplated by this Agreement or the Related Agreements. The Buyer will not be liable for any Tax of any of the Sellers, Members or any Partner as a result of the transactions contemplated hereby.

               (c) No deficiency for any Taxes has been proposed, asserted or assessed against either of the Sellers which has not been resolved and paid in full; none of the Sellers has received any notice of deficiency or assessment from any Tax Authority with respect to liability for Taxes of a Member relating to income of TP LLC, or a Partner relating to the liability of TOA which has not been resolved and paid in full; no member, partner, officer, director, or employee responsible for Tax matters of TP LLC or TOA expects any Tax Authority to propose, assert, or assess any additional Taxes for any period for which Tax Returns have been filed; neither the Sellers, any Partner, nor any Member has signed or filed any written requests, agreements, consents or waivers to extend any statutory period of limitations with respect to Taxes of either of the Sellers.

               (d) No audit or other proceeding by any Tax Authority is presently pending with respect to any Taxes or Tax Return of the Sellers. There are no liens, security interests or other encumbrances for Taxes upon any of the assets of either of the Sellers other than liens, security interests or other encumbrances for Taxes not yet due or payable. From the date of their formation, TP LLC and TOA have at all times each been classified as a partnership for all Tax purposes; TP LLC, TOA and each Member and Partner have filed all forms and taken all actions necessary to maintain such status (and to so qualify and maintain such status in Tennessee and any other state where such qualification is necessary). Neither TP LLC, TOA nor any Member or Partner has taken or will have taken or permitted any action, or omitted to take any action, which action or omission could result in the loss of TP LLC's or TOA's classification as a partnership for any period on or before the Closing Date.
Each of the Sellers has complied (and until the Closing will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable law.

               (e) Neither of the Sellers is a party to, is bound by, nor has any obligation under any Tax sharing, indemnity, or similar contract or arrangement, or is liable for the Taxes of any other person. No power of attorney has been granted by the Sellers with respect to any matter relating to Taxes which is currently in force. No assumed liability or indebtedness of TP LLC or TOA is an obligation to make a payment that would not be deductible under
Section 280G of the Code.

          Section 2.19  ENVIRONMENTAL MATTERS.  Except as set forth in Section
2.19 of the Disclosure Schedule: (a) (i) each of the Sellers is in substantial compliance with all Environmental Permits, and with all applicable Environmental Laws and no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review (collectively, "Environmental Notices") is pending, or to the best of either Sellers' knowledge, threatened by any governmental entity or other Person with respect to any (A) alleged violation by either Seller of any Environmental Law or liability thereunder or (B) alleged failure by either Seller to have any Environmental Permit; (ii) nei-ther of the Sellers has received any written request for information, or has been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar state law with respect to any on-site or off-site location; and (iii) there have been no discharges, emissions or releases of Hazardous Substances which are or were reportable under Environmental Laws by either Seller and neither of the Sellers has liability (and has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property in any matter that could form the basis for any present or future action, suit, proceeding, investigation, charge, complaint, claim or demand against either Seller, which could reasonably be expected to result in any liability) for any damage to any site, location, or body of water, for any illness or personal injury to any employee or other individual, or for any reason under any Environmental Law.

               (b) There has been no environmental investigation, study, audit, test, review or other analysis (including all Phase I environmental assessments) conducted of which either Seller has knowledge in relation to any Real Property which has not been delivered to the Buyer prior to the date hereof. Except as set forth in Section 2.19 of the Disclosure Schedule, neither of the Sellers is subject to any judgment, decree or order relating to compliance with, or the cleanup of regulated substances under, any applicable Environmental Law.

          Section 2.20 CERTAIN FEES. Neither of the Sellers has (i) employed any financial advisor or finder, or (ii) incurred any liability for any financial advisory or finders' fees, in each case in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby.

          Section 2.21 AFFILIATE TRANSACTIONS. Section 2.21 of the Disclosure Schedule sets forth all contracts, agreements and arrangements in effect on or after January 1, 1996 between any Seller (including any Members, Partners, affiliates or associates of any Seller), on the one hand, and any other Seller (including any Members, Partners, affiliates or associates of any Seller) ("Affiliate

Transactions"). All such contracts, agreements and arrangements have been entered into on an arms-length basis and are commercially reasonable. Except as set forth in Section 2.21 of the Disclosure Schedule, no Member, Partner, affiliates or associates of any Seller has any direct, indirect or beneficial ownership of any real or personal property which is in any way involved with or related to the operation of the Displays or any other Real Property to be conveyed pursuant to the terms of this Agreement. Since June 30, 1996, no payment, compensation, loan, advance or distribution has been made to either Seller (including any Members, Partners, affiliates or associates of any Seller) by any other Seller (including any Members, Partners, affiliates or associates of any Seller) on account of or in connection with the Business except for compensation paid to employees of the Business in the ordinary course of business consistent with past practices.

          Section 2.22 LABOR AGREEMENTS. Neither of the Sellers is a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Business. There are no pending or, to either Sellers' knowledge, threatened strikes, work stoppages, slowdowns, lockouts, grievances, arbitrations or other labor disputes against the Business. There are no pending or, to either Sellers' knowledge, threatened complaints, charges or claims against either Seller with any public or governmental authority, arbitrator or court based upon the employment or termination of employment by either Seller of any individual. Each Seller (i) is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax and (ii) is not and has not been for the past two (2) years engaged in any unfair labor practice. Neither of the Sellers has a written personnel policy applicable to employees, except as set forth in Section 2.22 of the Disclosure Schedule. No union organization campaign is presently in progress or has occurred in the past three (3) years and no representation question exists with respect to the employees of the Business.

          Section 2.23 DISCLOSURE. No representation or warranty made by either Seller in this Agreement nor any statement or certificate already furnished or to be furnished by either Seller in connection with the transactions contemplated hereby, contain any known untrue statement of or fails to state a material fact necessary in order to make the statements not misleading.

          Section 2.24 ACQUISITION FOR INVESTMENT. Each Seller who will receive Shares as consideration hereunder represents that (i) it is acquiring the Shares for its own account, for investment purposes only and not with a view to the resale or distribution thereof or with any present intention of distributing or selling any of the Shares; (ii) it has authority to make the representations contained in this Article II; (iii) it has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risk of such investment, including a complete loss of the investment in the Shares; (iv) it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act or is a savings and loan association or a similar institutional investor; (v) it is acquiring all the Shares to be acquired by it hereunder with no view or intention to offer for sale any of the Shares in a manner which would violate federal or state securities laws; subject, however, to any requirement of law that the disposition of its property shall at all times be and remain within its control;
(vi) that it is aware that the Shares have not been registered under the Securities Act and may not be offered or sold within the United States to, or for the account or benefit of, United States Persons, except as provided below; and (viii) it has received all information it has requested in connection with its execution of this Agreement and its purchase of the Shares, and has been given the opportunity and right to meet, and to ask questions and receive answers from, the representatives of the Parent and to investigate and inquire into all aspects of the Parent and the terms and conditions of the purchase of the Shares.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF THE

                                  CONSENTING PARTIES

          Each of the Consenting Parties jointly and severally represent and warrant to the Buyer and the Parent on the date hereof and on the Closing Date as follows:

          Section 3.1 ORGANIZATION. Tanner, WBT and the Trust are individuals, corporations or trusts, as the case may be, duly formed, validly existing and in good standing under the laws of their respective states of incorporation or formation, as the case may be, and have full power (corporate, trust or otherwise) and authority to own, lease and operate the properties owned, leased and operated by them and to carry on their businesses as presently conducted and are duly qualified to do business and are in good standing in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification necessary.

          Section 3.2 AUTHORIZATION; CONSENT. Each of the Consenting Parties has full power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and consented to by all necessary action on the part of each of the Consenting Parties, and no other proceedings on the part of any such Consenting Party are necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements or the consummation of the transactions contemplated hereby and thereby.

          Section 3.3 INTERESTS IN THE ASSETS. Except as otherwise specifically provided for in this Agreement, none of the Consenting Parties (i) has any right, title or interest whatsoever in or to any of the Assets or (ii) operates, conducts or has any interest, directly or indirectly, in a business which provides outdoor advertising services or in any manner competes with the Business; PROVIDED, THAT, the WBT Media business shall be deemed not to be in competition with the Business; it being understood that Tanner, WBT Media, Buyer and Parent will work together to avoid any potential conflicts or overlaps in respect of clients and shall use their best efforts to maintain the client relationships of the Business.


                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF THE
                                 PARENT AND THE BUYER

          The Parent and the Buyer jointly and severally represent and warrant to each of the Sellers on the date hereof and as of the Closing Date as follows:

          Section 4.1  ORGANIZATION AND AUTHORITY OF THE PARENT AND THE BUYER.

               (a) Each of the Parent and the Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Parent and the Buyer has heretofore delivered to TP LLC complete and correct copies of its respective certificate of incorporation and by-laws as currently in effect.

               (b) Each of the Parent and the Buyer has the corporate and other power and authority to execute and deliver this Agreement and the Related Agreements and consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of each of the Parent and the Buyer and no other corporate or other proceedings on the part of either of the Parent or the Buyer are necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements or the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by each of the Parent and the Buyer and constitutes, and when executed and delivered each of the Related Agreements to be executed and delivered by each of the Parent and the Buyer pursuant hereto will constitute, a valid and binding obligation of each of the Parent and the Buyer, enforceable against each of the Parent and the Buyer in accordance with its terms.

          Section 4.2 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for applicable requirements of the HSR Act and as set forth in Section 4.2 of the Buyer's Disclosure Schedule, neither the execution and delivery of this Agreement or the Related Agreements nor the consummation by the Parent or the Buyer of the transactions contemplated hereby and thereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Parent or the Buyer; (b) require on the part of the Parent or the Buyer any material filing with, or the obtaining of any material permit, license, action, waiver, authorization, consent, filing, registration or approval of, any governmental or regulatory authority; (c) result in a material breach of, or constitute a material default under, or violate or conflict with or give rise to any material right of amendment, termination, cancellation or acceleration, or to a loss of any benefit to which the Parent or the Buyer is entitled, under any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which the Parent or the Buyer is a party or by which the Parent or the Buyer or any of the assets of the Parent or the Buyer may be bound or (d) violate or conflict with any order, injunction, decree, statute, rule or regulation applicable to the Parent or the Buyer, excluding from the foregoing clauses (b), (c) and (d) such requirements, defaults, rights or violations which (X) become applicable as a result of any acts or omissions by, or any facts specifically relating to, either of the Sellers, (Y) would not have a material adverse effect on the ability of the Parent or the Buyer to consummate the transactions contemplated hereby, or (Z) are or become necessary in connection with the financing to be obtained by the Parent and the Buyer in connection with the transactions contemplated hereby, including without limitation, to pay transaction fees and expenses associated therewith and to provide working capital on a going forward basis (the "Financing").

          Section 4.3 LITIGATION. There is no claim, action or proceeding pending or, to the best knowledge of the Parent or the Buyer, threatened against either of the Parent or the Buyer which challenges the validity of this Agreement or the Related Agreements, or the ability of the Parent or of the Buyer to consummate the transactions contemplated hereby and thereby, by or before any court, governmental or regulatory authority.

          Section 4.4 CERTAIN FEES. Neither the Parent nor the Buyer has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the Related Agreements or the transactions contemplated hereby and thereby.


                                    ARTICLE V

                                    COVENANTS

          Section 5.1 CONDUCT OF THE BUSINESS. Each of the Sellers agrees that, during the period from the date of this Agreement to the Closing, it shall operate the Business in the ordinary course consistent with past practice and will use its best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions and business relationships. Without limiting the generality of the foregoing, neither of the Sellers nor the Consenting Parties (with respect to the Business) shall take any action of the type contemplated by Section 2.7 of this Agreement or; PROVIDED, HOWEVER, that the Sellers may enter into and perform their obligations under the Joint Management Agreement (the "Joint Management Agreement") between the Sellers and Universal Outdoor Management Company, Inc., dated the date hereof.

          Section 5.2  ACCESS TO INFORMATION; CONFIDENTIALITY.

               (a) Between the date of this Agreement and the Closing, each of the Sellers shall (i) give to the Parent and the Buyer and their respective authorized representatives access to all books, records, offices and other facilities and properties of the Business; (ii) permit the Parent and the Buyer to make such inspections thereof as the Parent and the Buyer may reasonably request; and (iii) cause the officers of each of the Sellers to furnish each of the Parent and the Buyer with such financial and operating data and other information with respect to the business and properties of the Business as the Parent and the Buyer may from time to time request.

               (b) All information concerning either Seller or the Business furnished or provided by the Sellers, to either of the Parent or the Buyer or their respective representatives (whether furnished before or after the date of this Agreement) shall be kept confidential by the Seller, and until the Closing, by the Buyer or the Parent; PROVIDED, THAT the Parent and its affiliates may disclose any information to the extent such disclosure is required in connection with any capital market transaction, any filings required pursuant to applicable law or required by federal or state securities laws.

               (c) Each of the Sellers agrees to keep proprietary information regarding the Sellers, the Buyer and the Parent confidential and following the Closing will keep proprietary information regarding the Sellers, the Buyer and the Parent confidential and agree that they will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information, except to the extent disclosure is required in connection with the financing or required by law, regulation or judicial order by any governmental authority.

               (d) Each of the Sellers agrees that so long as any books and records relating to the Business remain in existence and available and have not otherwise been delivered to the Buyer, the Buyer and the Parent shall have the right to inspect and to make copies of the same at any time during normal business hours for any proper purpose, and that, to the extent any such books and records have not otherwise been delivered to the Buyer, any such Seller will not destroy or dispose of any books or records relating to the Business existing as of the Closing Date without first offering to provide such books or records to the Buyer.

               (e) Each of the Sellers shall deliver or make available to the Buyer any documents which the Buyer shall request in order that the Buyer may obtain title insurance on surveys for each of the Real Properties.

          Section 5.3  REGULATORY COMPLIANCE.

               (a) Immediately following the delivery of Advance Notice to TP LLC as contemplated by Section 1.1 hereof, the parties hereto shall make all necessary filings, including, without limitation, those required under the HSR Act, applicable United
States or foreign antitrust laws and applicable state laws, in order to facilitate prompt consummation of the transactions contemplated hereby and by the Related Agreements. In addition, each of the Sellers and the Buyer will use its reasonable best efforts (including, without limitation, payment of any required fees), and will cooperate fully with the other to (i) comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and the Related Agreements and
(ii) obtain promptly all approvals, permits, orders or other consents of any applicable governmental authorities necessary for the consummation of the transactions contemplated by this Agreement and the Related Agreements. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

               (b) Each of the Sellers and the Buyer will coordinate and cooperate fully with the other in exchanging such information and providing such assistance as the other may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act or in connection with other regulatory approvals and consents. Each of the Sellers and the Buyer agrees to respond promptly to and comply fully with any request for additional information or documents under the HSR Act. Each of the Sellers will provide the Buyer with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such Seller or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

          Section 5.4 CONSENTS; ASSIGNMENTS. Each of the Sellers and the Buyer will use their respective best efforts to obtain any consent, approval or amendment required to novate and/or assign all agreements, leases, licenses and other rights of any nature whatsoever relating to the Assets; PROVIDED, HOWEVER, that except for filing and other administrative charges, the Buyer shall not be obligated to pay any consideration therefor to the third party from whom such consents, approvals and amendments are requested.
In the event and to the extent that the Buyer and the Sellers are unable to obtain any such required consent, approval or amendment, or if any attempted assignment would be ineffective or would adversely affect the rights of any Seller with respect to any Asset so that the Buyer would not in fact receive all the rights with respect to such Asset, the Sellers and the Buyer will cooperate (to the extent permitted by law or the terms of any applicable agreement) in a mutually agreeable arrangement under which the Buyer would, to the extent possible, obtain the benefits and assume the obligations with respect to such Asset, in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to the Buyer, or under which such Seller would enforce for the benefit of the Buyer, with the Buyer assuming such Seller's obligations, any and all rights of such Seller against a third party thereto. Such Seller shall, without further consideration therefor, pay and remit to the Buyer promptly all monies, rights and other considerations received in respect of the Buyer's performance of such obligations. If and when any such consent shall be obtained or such agreement, lease, license or other right shall otherwise become assignable or able to be novated, such Seller shall promptly assign and novate all its rights and obligations thereunder to the Buyer without payment of further consideration and the Buyer shall, without the payment of any further consideration therefor, assume such rights and obligations and such Seller shall be relieved of any and all liability hereunder.

          Section 5.5 REASONABLE BEST EFFORTS. Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Related Agreements.

          Section 5.6  NON-COMPETITION.

               (a) Each of the Sellers and Tanner agree that from the date hereof through the Closing Date (ex-cept with respect to the Business) and for a period of five full years from the Closing Date, neither they nor any of their respective members, partners (except for Jerry Peck) or affiliates shall: (i) engage, either directly or indirectly, as a principal or for its own account or solely or jointly with others, or as stockholders, members, partners or the like (other than through the ownership of not more than 5% of the outstanding voting securities of any publicly-traded entity), in any business that competes with the Business or the business of the Buyer as it exists on the Closing Date in any jurisdiction where the Business is conducted or advertised on the Closing Date or within a 250 mile square radius thereof; or (ii) affirmatively solicit, other than through a general solicitation, the employment of any employee of the Business as of the Closing Date, except that TP LLC shall have the right to solicit the employment of those employees listed in Section 5.6 of the Disclosure Schedule.

               (b) If any provisions contained in this Section 5.6 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 5.6, but this Section 5.6 shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section 5.6 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Each of the Sellers acknowledges that the Buyer would be irreparably harmed by any breach of this Section 5.6 and that there would be no adequate remedy at law or in damages to compensate the Buyer for any such breach. Each of the Sellers agrees that the Buyer shall be entitled to injunctive relief requiring specific performance by such Seller of this Section 5.6, and each of the Sellers consents to the entry of an order thereof.

          Section 5.7 PRESS RELEASES. Prior to Closing, none of the Sellers nor the Buyer shall make any press release or public announcement in connection with the transactions contemplated hereby without the prior written consent of the other or, if required by law, without prior consultation with the other.

          Section 5.8 EMPLOYEES. As of the Closing, the Buyer shall offer to continue the employment, effective the day after the Closing Date, of such persons who are active employees of the Business on the Closing Date, as it shall elect in its sole discretion. The Buyer will not adopt or assume, at and as of the Closing, any of the Plans maintained nor any trust, insurance contract, annuity contract, or other funding arrangement established with respect thereto. The Buyer will not ensure that the Plans treat employment with the Business prior to the Closing Date the same as employment from and after the Closing Date for purposes of eligibility, vesting, and benefit accrual. Furthermore, in order to preserve the Assets and the relationships of the Business with employees and clients, the Buyer agrees, for a period of five full years from the Closing Date, not to directly or indirectly (other than as agent or representative of any third party) employ David Hogue in connection with the Business and in the event that Buyer breaches this provision, Buyer shall pay $1,000,000 to the Sellers as liquidated damages.

          Section 5.9 ENVIRONMENTAL STUDIES; TITLE. Each of the Sellers shall allow the Buyer (and any Person designated by the Buyer) access to the Real Properties to the extent necessary to conduct Phase I, Phase II and any other environmental studies and surveys and title reports, as the Buyer may request (the "Environmental Studies"). In the event that such Environmental Studies determine that a potential liability in excess of $500,000 exists or may exist on any of the properties, the Buyer may, at its sole option, either (i) terminate this Agreement and receive a full refund of the Option Payment or (ii) remove such property from the Assets to be acquired and make a corresponding reduction to the Purchase Price; PROVIDED, HOWEVER, THAT, the Sellers may elect to cure any such environmental liabilities or otherwise satisfy any potential liabilities, in each case, in a manner reasonably acceptable to the Parent and the Buyer.

          Section 5.10  SHARES.

               (a) Each Seller who will receive Shares as consideration hereunder agrees that the following restrictive legends will be placed on certificates representing any or all of the Shares and that transfer of any or all of the Shares may be refused by the Parent's transfer agent unless the Shares for which transfer is sought are registered under the Securities Act and all other applicable federal securities or blue sky laws or unless such Seller provides information satisfactory to the Buyer that such registration is not required:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER CONDITIONS.

     NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS (SUCH FEDERAL AND STATE LAWS, THE "SECURITIES LAWS") OR (B) IF THE BUYER HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE BUYER, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS."

The Shares being delivered pursuant to this Agreement shall not be transferable by either Seller except (A) (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144, or any successor rule, under the Securities Act or (iii) upon receipt by the Parent of a written opinion of counsel reasonably satisfactory to the Parent that is knowledgeable in securities laws matters, to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws and

(B) following notice to the transferee of any restrictions on the transfer of such Shares.

               (b) No later than May 31, 1997, Parent shall prepare and file with the Securities and Exchange Commission a registration statement in regard to the Shares. Parent shall use its best efforts to have the registration statement declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action reasonably required to be taken under any applicable state securities laws in connection with the registration and qualification of the Shares.

               (c) In consideration of the Parent registering the Shares pursuant to paragraph (b) of this Section 5.10, the Sellers agree not to offer, sell, sell short or otherwise dispose of the Shares or other capital stock of the Parent, or any securities convertible, exchangeable or exercisable for common stock of the Parent for a period of 180 days following the date of any registration of shares of Common Stock of the Parent. Sellers shall cause any party to whom they transfer the Shares to agree to the foregoing in writing as a condition to such transfer.


          Section 5.11 SUPPLEMENTAL DISCLOSURE. Each of the Sellers will promptly inform the Buyer in writing of any fact or circumstance known to such Seller that would constitute a breach of any representations or warranties contained in Article II or would cause any of the conditions to either party's obligations to consummate the transactions contemplated under this Agreement not to be fulfilled.

          Section 5.12 NO SOLICITATION OF TRANSACTIONS. Each of the Sellers shall not, and shall cause each of their Members, Partners, officers, employees, advisors, representatives, agents or affiliates not to, directly or indirectly, encourage, engage in, solicit or initiate any discussions or negotiations with, or provide any information to, or negotiate or enter into any agreement or agreement in principle with, any other person, entity or group, with respect to a sale of the Business, assets or membership interests in connection therewith or any similar transaction. Each of the Sellers shall, and shall cause their Members, Partners, officers, employees, advisors, representatives, agents or affiliates to, notify the Buyer of any action taken by any person in connection with the foregoing sentence and shall provide the Buyer with any information, written or oral, obtained by such party in connection therewith.

                                   ARTICLE VI

                               CERTAIN TAX MATTERS

          Section 6.1 NO WITHHOLDING. The Buyer agrees to pay the Seller the Purchase Price without reduction for any amounts in respect of any potential withholding or other Taxes and the Sellers agree to indemnify and hold harmless the Buyer and the Parent from any liability which may be asserted or arise from the determination of any Taxing Authority that any amounts were required to be withheld from the Purchase Price.

          Section 6.2 ALLOCATION OF CONSIDERATION. No later than 15 days after the Closing Date, the Sellers shall make available to the Buyer, or provide the Buyer with access to, all information necessary to the Buyer's preparation of
Section 6.2 of the Buyer Disclosure Schedule described hereafter. The Buyer shall prepare Section 6.2 of the Buyer Disclosure Schedule which shall allocate the Consideration (which in Buyer's sole discretion constitutes an amount paid to acquire the Assets for federal, state or local income tax purposes) among the assets and to the non-compete provisions provided for in Section 5.6 hereof in accordance with the fair market value of such assets and provisions. No later than 90 days after the Closing Date, the Buyer shall deliver Schedule 6.2 of the Buyer Disclosure Schedule to Sellers. The Buyer and the Sellers shall each report the transactions contemplated under this Agreement for all federal, state and local income tax and all other purposes (including, without limitation, for purposes of Section 1060 of the Code) as set forth on Section 6.2 of the Buyer Disclosure Schedule. The Buyer and the Sellers shall each, and TP LLC and TOA shall use their best efforts to cause the Members and Partners to, timely file a Form 8594 (and any similar forms required under state or local Tax law) in accordance with the requirements of Section 1060 of the Code (or state or local Tax law, as the case may be) and this Section 6.2. Notwithstanding anything contained herein to the contrary, no more than $300,000 of the consideration shall be allocated to the non-compete agreement contemplated by Section 5.6 hereof.

          Section 6.3 SELLERS RESPONSIBILITY. Sellers shall be jointly and severally responsible for all sales, use, transfer, transfer gains, recording, ad valorem, stamp, and any similar Tax, fee or duty arising out of and in connection with or attributable to the transactions effected pursuant to this Agreement.


                                   ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

          Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligations of each party to consummate the transactions contemplated herein is subject to the satisfaction at or prior to the Closing of the following conditions:

               (a) The Buyer shall have exercised the Option in accordance with the provisions of Section 1.1 hereof and any Advance Notice delivered pursuant thereto shall not have been revoked unless a subsequent Advance Notice shall have been delivered.

               (b) Any waiting periods applicable to the transactions contemplated by this Agreement under applicable United States and foreign antitrust or trade regulation laws and regulations, including, without limitation, under the HSR Act, shall have expired or been terminated and all governmental authorizations or approvals required in connection with the transactions contemplated by this Agreement shall have been obtained or given.

               (c) No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any court or governmental authority and there shall not be in effect any judgement, order, injunction or decree of any court of competent jurisdiction which prohibits or restricts the consummation of the transactions contemplated hereby.

               (d) No proceeding by any Person which is reasonably likely to have any of the effects contemplated in clause (c) of this Section 7.1 shall be pending.

          Section 7.2 CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions contemplated herein are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

               (a) The representations and warranties of the Parent and the Buyer contained in Article IV of this Agreement shall be true and correct in all respects at the date hereof and as of the Closing Date, as if made at and as of the date hereof.

               (b) Each of the Parent and the Buyer shall have performed in all material respects its respective obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof; and TP LLC shall have received a certificate from the Parent and the Buyer signed by an authorized officer of each of the Parent and the Buyer to the effect of this paragraph and of paragraph (a) of this Section 7.2.

          Section 7.3 CONDITIONS TO OBLIGATIONS OF THE PARENT AND THE BUYER. The obligations of the Parent and the Buyer to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

               (a) The representations and warranties of the Sellers and the Consenting Parties contained in this Agreement shall be true and correct in all material respects at the date hereof and as of the Closing Date.

               (b) Each of the Sellers shall have performed in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof; and the Buyer shall have received a certificate from TP LLC, signed by the Chief Manager of TP LLC, and from TOA, signed by the general partner of TOA, to the effect of this paragraph and of paragraph (a) of this Section 7.3.

               (c) All consents or renewals listed on Section 7.3 of the Disclosure Schedule and marked with an asterisk shall have been obtained on terms and conditions satisfactory to the Buyer.

               (d) No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any court or governmental authority and there shall not be in effect any judgement, order, injunction or decree of any court of competent jurisdiction, which would restrain, prohibit or otherwise interfere with the effective operation or enjoyment by the Buyer of all or any substantial portion of the Assets, and no proceeding by any Person which is reasonably likely to have any of the foregoing effects shall be pending.

               (e) The Sellers shall have provided evidence satisfactory to the Buyer that any Liens on the Assets have been released as of the time of Closing.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

          Section 8.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

               (a) by the Buyer, upon notice to TP LLC of its intention not to exercise the Option;

               (b) at any time, by mutual written consent of the parties hereto;

               (c) by either the Buyer or TP LLC, if, an Advance Notice shall not have been delivered prior to December 31, 1996; or

               (d) by either the Buyer or TP LLC, if, consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

PROVIDED, THAT, no party may terminate this Agreement pursuant to clauses (c) or
(d) above, if such party is,
at the time of any such attempted termination, in breach of any term hereof.

          Section 8.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given by the party so terminating to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated pursuant to
Section 8.1 hereof, there shall be no liability or obligation hereunder on the part of either of the Sellers or the Buyer or any of their respective directors, officers, employees, affiliates, controlling persons, agents or representatives, unless such Seller or the Buyer, as the case may be, has (i) willfully failed to have performed its obligations hereunder or (ii) knowingly made a misrepresentation of any matter set forth herein.

          Section 8.3 AMENDMENT, MODIFICATION AND WAIVER. This Agreement may be amended, modified or supplemented at any time only by written agreement of TP LLC and the Buyer. Any failure of either of the Sellers on the one hand, or the Buyer or the Parent, on the other hand, to comply with any term or provision of this Agreement may be waived, with respect to the Buyer or the Parent, by TP LLC and, with respect to the Sellers, by the Buyer, by an instrument in writing signed by or on behalf of the appropriate party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.


                                   ARTICLE IX

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

          Section 9.1 SURVIVAL. The parties hereto agree that (i) the covenants and agreements contained in this Agreement and the representations and warranties contained in Sections 2.2, 2.9, 2.20, 2.21 2.24, 3.1, 3.2 and 3.3 shall survive without limitation, (ii) the representations and warranties contained in Sections

2.14, 2.17, 2.18 and 2.19 shall survive until 90 days after the expiration of the applicable statute of limitations with respect to the subject matter thereof, and (iii) the representations and warranties contained in Article II (other than Sections 2.2, 2.9, 2.14, 2.17, 2.18, 2.19, 2.20, 2.21 and 2.24)
shall survive until eighteen months following the Closing Date.


          Section 9.2  SELLERS' AGREEMENT TO INDEMNIFY.

               (a) Subject to the terms and conditions set forth herein, from and after the Closing, the Sellers and Tanner shall jointly and severally indemnify and hold harmless the Parent, the Buyer and the Indemnitees from and against all Damages. The Sellers' and Tanner's obligation to indemnify the Indemnitees for Damages pursuant to this Section 9.2(a) is subject to the following limitations: (i) no indemnification shall be made by the Sellers or Tanner for Damages arising solely from clause (i) of the definition of Damages set forth in Article X hereof unless the aggregate amount of such Damages exceeds $500,000 and then to the full extent of all such Damages; and (ii) in no event shall the Sellers' or Tanners' aggregate obligation to indemnify the Indemnitees exceed the Purchase Price.

               (b) Subject to the terms and conditions set forth herein, from and after the Closing, the Consenting Parties shall jointly and severally indemnify and hold harmless the Parent, the Buyer and the Indemnitees from and against all Consenting Party Damages. The Consenting Parties obligation to indemnify the Indemnitees for Consenting Party Damages pursuant to this Section 9.2(b) is subject to the following limitations: (i) no indemnification shall be made by the Consenting Parties for Consenting Party Damages arising solely from clause (i) of the definition of Consenting Party Damages set forth in Article X hereof unless the aggregate amount of such Consenting Party Damages exceeds $100,000 and then to the full extent of all such Consenting Party Damages; and
(ii) in no event shall the Consenting Parties' aggregate obligation to indemnify the Indemnitees exceed the Purchase Price.

          Section 9.3 NOTICE AND OPPORTUNITY TO DEFEND. If an event occurs that entitles an Indemnitee, or that an Indemnitee believes entitles it, to indemnification pursuant to this Article IX, the Indemnitee shall promptly notify TP LLC. If the claim for indemnification arises out of a claim by a third party, such notice shall occur within 15 days of the Indemnitee's receipt of written notice of such claim; PROVIDED, HOWEVER, that the failure to so notify TP LLC shall not relieve either of the Sellers or the Consenting Parties, as the case may be, of their obligations hereunder, except to the extent that the Sellers or the Consenting Parties, as the case may be, are actually prejudiced by such failure. TP LLC shall have the right to undertake, conduct and control the defense thereof by so notifying the Indemnitee in writing, provided that TP LLC (i) states that the settlement or defense of the claim will be conducted at all times in good faith and in a reasonable manner (and so conducts it), (ii) acknowledges in writing the obligation to indemnify the Indemnitee in accordance with the terms contained in this Agreement, and (iii) promptly reimburses the Indemnitee for all out-of-pocket expenses incurred as a result of the assumption by TP LLC of control of such settlement or defense. If TP LLC provides written notice to the Indemnitee that it elects to defend such claim, TP LLC shall be obligated to defend such claim, at its own expense and by counsel chosen by it and reasonably satisfactory to the Indemnitee. In the event TP LLC elects to provide the defense of such claim pursuant to this Section 9.3, the Indemnitee shall cooperate fully with TP LLC and its counsel in the defense of such claim and shall be entitled to full access to information with respect thereto and to participate in the defense thereof at its own cost and expense. Any compromise, settlement or offer of settlement of such claim by TP LLC shall require the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld and unless such consent is obtained, TP LLC shall continue the defense of such claim; PROVIDED, HOWEVER, that if the Indemnitee refuses its consent to a bona fide offer of settlement that TP LLC wishes to accept and that involves no payment by the Indemnitee not paid by the Sellers or the Consenting Parties, as the case may be, and further involves no limitation on the future conduct of the Business as presently conducted, TP LLC may reassign the defense of such claim to the Indemnitee, who may then continue to pursue the defense of such matter, free of any participation by TP LLC, at the sole cost and expense of the Indemnitee. In such event, the obligation of the Sellers and the Consenting Parties, as the case may be, with respect thereto shall not exceed the amount of the offer of settlement that the Indemnitee refused to accept plus the costs and expenses of the Indemnitee prior to the date TP LLC notified the Indemnitee of the offer of settlement. If TP LLC does not elect to defend any such claim, it shall nevertheless have the right of full access to information with respect thereto and to participate in such defense at its sole cost and expense and shall remain liable for any indemnification obligations pursuant to this Agreement.

          Section 9.4 OPTION PAYMENT. In addition to any other rights pursuant to applicable law, at any time prior to the Closing Date, the Buyer shall be entitled to the immediate return of the Option Payment in the event (i) any representation or warranty contained in Article II, Section 3.1 or Section 3.2 hereof shall be untrue as of the date such representation or warranty was made and shall in the reasonable judgement of the Buyer be reasonably likely to result in Damages which in the aggregate exceed $1,000,000; PROVIDED, HOWEVER, THAT, the Sellers may elect to cure any such breach of a representation or warranty contained in Article II hereof or otherwise satisfy any liabilities related thereto, in each case, in a manner reasonably acceptable to the Parent and the Buyer, (ii) any representation or warranty contained in Section 3.3 hereof shall be untrue in any respect or (iii) as contemplated by Section 5.9 hereof. Any dispute in connection with the foregoing shall be resolved in accordance with the dispute provisions set forth in Section 11.7 hereof.

          Section 9.5  RIGHT OF SET-OFF.

               (a) Notwithstanding any other provision of this Agreement or any other agreement, instrument, or undertaking, it is understood and agreed that Buyer shall have the right to set off the amount of any Damages or Consenting Party Damages, as the case may be, against any sums of money (including the lease payments under the Tanner Owned Property Leases and the TP LLC Excluded Property Leases) at any time or from time to time payable or deliverable to the Sellers or Tanner, as the case may be, or their respective heirs, beneficiaries, personal and legal representatives or assigns pursuant to this Agreement, by the Buyer or the Parent (or their respective successor or assign), based upon the Buyer's or the

Parent's reasonable estimate of the amount of such Damages or Consenting Party Damages.

               (b) For all federal income tax purposes, any payment made pursuant to this Section 9.5 shall be treated as if Buyer made the payment in respect of the lease (or otherwise) and that the Sellers or Tanner, as the case may be, made a deemed payment to the Buyer in respect of the Damages which is treated as an adjustment to the Purchase Price.

                                    ARTICLE X

                                   DEFINITIONS

          For the purposes of this Agreement, the following terms shall have the following respective meanings:

          "Accounting Firm" shall have the meaning set forth in Section 1.7 (b) hereof.

          "Advance Notice" shall have the meaning set forth in Section 1.1 hereof.

          "Advertising Contracts" shall have the meaning set forth in Section 1.2(a)(iv) hereof.

          "Affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

          "Affiliate Transactions" shall have the meaning set forth in Section
2.21 hereof.

          "Agreement" means this agreement, dated as of September 12, 1996, together with any amendments thereto, by and among the Sellers, the Parent and the Buyer.

          "Assets" means all of the properties, contracts and other assets (of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise and wherever situated), goodwill and business as a going concern of the Business, all as of the Closing Date, other than the Excluded Assets.

          "Assumed Liabilities" means (a) all obligations of either Seller under any Lease, Permit, Advertising Contract or title documents to Owned Real Property which is specifically identified in this Agreement as being transferred to the Buyer, (b) the $1,100,000 Belz/Curtis Outdoor Advertising Company 8% promissory note; (c) the $75,000 Perim Corporation 8% promissory note, and (d) any other liabilities and obligations of either Seller set forth in the Disclosure Schedule under an express statement to the effect that the definition of Assumed Liabilities will include the liabilities and obligations so disclosed and that the Buyer shall assume such liability or obligation. Notwithstanding the foregoing, it is understood and agreed by the parties hereto that the Assumed Liabilities shall not include any other liabilities or obligations of the Sellers or of the Business not specifically identified in clauses (a) through (d) of this definition. Without limiting the generality of the foregoing, the Assumed Liabilities shall specifically exclude, among other things, (a) any liability of either Seller with respect to Taxes, (b) any liability of either Seller for any Taxes arising in connection with the consummation of the transactions contemplated hereby (including any Taxes arising in connection with the Sellers' transfer of Assets), (c) any liability of either Seller for the unpaid Taxes of any Person other than such Seller under any provision of Tax law or by contract or otherwise, (d) any obligation of either Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of such Seller or was serving at the request of such Seller as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (e) any liability of either Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (f) any obligation of either Seller under this Agreement, (g) any liability attributable to or incurred in connection with the Plans for the benefit of any current or former employee of the Business, (h) any obligations and liabilities relating to Excluded Assets, except for the on-going obligation of the Buyer to comply with the provisions in the Tanner Owned Property Leases and the TP LLC Excluded Properties Leases or

(i) any liabilities with respect to any litigation arising before, or related to events occurring prior to, the Closing.

          "Balance Sheet" shall have the meaning set forth in Section 2.5 hereof.

          "Bills of Sale" means the duly executed bills of sale, substantially in the form attached hereto as Exhibit A, which each Seller will deliver to the Buyer effecting the sale, assignment, transfer and delivery of that portion of the Assets, owned by each such Seller.

          "Books and Records" shall have the meaning set forth in Section 1.2(a)(xiii) hereof.

          "Business" means the business of owning and operating an outdoor advertising business as presently conducted by TP LLC and TOA in Memphis, Tennessee, and the surrounding area including, but not limited to, Shelby County, Fayette County, Tipton County and Hardin County, Tennessee, and Desoto County, Tunica County and Acorn County, Mississippi, and Crittenden County and Marion County, Arkansas, including, without limitation, any and all assets owned by either of the Sellers and used in connection therewith.

          "Buyer" shall have the meaning set forth in the introduction hereto.

          "Buyer Disclosure Schedule" means the disclosure schedule document being delivered to the Sellers by the Buyer in connection herewith.

          "Capital Expenditures" shall have the meaning set forth in Section 1.7(a) hereof.

          "Cash Purchase Price" shall have the meaning set forth in Section 1.3(b) hereof.

          "Closing" means the closing of the transactions contemplated by this Agreement.

          "Closing Date" means the date of the Closing.

          "Code" means the Internal Revenue Code of 1986, as amended (or any successor law thereto).

          "Consenting Parties" shall have the meaning set forth in the introduction hereto.

          "Consenting Party Damages" means all liability, demands, claims, actions or causes of actions, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) asserted against or incurred by any Indemnitee as a result of or arising out of
(i) a breach of any representation or warranty contained in Article III of this Agreement as of the applicable date provided for therein and (ii) the breach of any covenant or agreement of any of the Consenting Parties contained herein.

          "Consideration" shall have the meaning set forth in Section 1.3(b).

          "Controlled Affiliate" means any corporation, partnership, entity or other person that directly, or indirectly through one or more intermediaries, is or has been controlled by either of the Sellers or under common control with the person specified and any of the Sellers.

          "Damages" means all liability, demands, claims, actions or causes of actions, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) asserted against or incurred by any Indemnitee as a result of or arising out of (i) a breach of any representation or warranty contained in Article II of this Agreement as of the applicable date provided for therein, (ii) the breach of any covenant or agreement of either of the Sellers contained herein, (iii) except as otherwise expressly provided herein, any liabilities and obligations not to be assumed by the Buyer as provided in the Undertaking, (iv) any liability arising out of or in connection with the process undergone by the Sellers and their financial advisors in connection with any attempts to sell the Business or any interests therein, and (v) the failure to perform any covenant or agreement of either of the Sellers.

          "Deeds" means limited warranty deeds (or the statutory equivalent thereof with covenants against grantor's acts only), in recordable form, with respect to the Owned Real Property.

          "Disclosure Schedule" means the disclosure schedule document being delivered to the Buyer by the Sellers in connection herewith.

          "Displays" shall have the meaning set forth in Section 1.2(a)(i) hereof.

         "Environmental Laws" means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, judicial orders, decrees, codes, injunctions, permits, consent decrees, consent orders and governmental restrictions, now in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "Environmental Notices" shall have the meaning set forth in Section 2.19(a) hereof.

          "Environmental Permits" means all permits licenses, authorizations, certificates and approvals of governmental authorities relating to or required by Environmental Laws and necessary or proper for the Business as currently conducted.

          "Environmental Studies" shall have the meaning set forth in Section
5.9 hereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any trade or business which together with any Seller would be deemed a "single employer" within the meaning of section 4001 of ERISA.

          "Excluded Assets" means those assets, enumerated in Section 1.2(c), which are expressly excluded from the Assets to be sold, conveyed, assigned, and trans-ferred to the Buyer and from the assets owned by either of the Sellers.

          "Final Statement" shall have the meaning set forth in Section 1.7(a) hereof.

          "Financial Statements" shall have the meaning set forth in Section 2.5 hereof.

          "Financing" shall have the meaning set forth in Section 4.2 hereof.

          "GAAP" means U.S. generally accepted accounting principles.

          "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Improvements" shall have the meaning set forth in Section 2.8(c) hereof.

          "Indemnitees" means the Parent, the Buyer and their respective directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns.

          "Insurance Policies" shall have the meaning set forth in Section 2.16 hereof.

          "Intangible Property" shall have the meaning set forth in Section 1.2(a)(xii).

          "Joint Management Agreement" shall mean the Joint Management Agreement, dated as of the date hereof, between the Sellers and Universal Outdoor Management Company.

          "LLC Agreement" shall have the meaning set forth in Section 2.1 hereof.

          "Lease Assignments" means all appropriate documents for the assignment (in form suitable for filing, registration or recording, if the applicable agreement would permit such assignment to be filed, registered or recorded) of rights in the Leases.

          "Leases" means the TP LLC Leases and the TOA Leases.

          "Liens" means all mortgages, pledges, security interests, liens, charges, options, easements, rights-of-way or other encumbrances of any nature whatsoever, excluding licenses or rights to third parties.

          "Material Agreements" shall have the meaning set forth in Section 2.15 hereof.

          "Member" shall mean any Person holding a membership interest in TP
LLC.

          "Option" shall have the meaning set forth in Section 1.1 hereof.

          "Option Exercise Date" shall have the meaning set forth in Section 1.1 hereof.

          "Option Exercise Period" shall have the meaning set forth in Section
1.1 hereof.

          "Option Payment" shall have the meaning set forth in Section 1.3(a) hereof.

          "Other Instruments" means such other duly executed, good and sufficient instruments of conveyance, transfer and assignment as the parties shall deem necessary to convey to the Buyer all of each of the Sellers' rights, title and interests in and to the appropriate Assets.

          "Owned Real Property" shall have the meaning set forth in Section 1.2(a)(ii) hereof.

          "Parent" shall have the meaning set forth in the introduction hereto.

          "Partner" shall mean a general or limited partner of TOA.


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

          "Permits" shall have the meaning set forth in Section 1.2(a)(v) hereof.

          "Permitted Liens" means (i) mechanics', carriers', workers', repairers', materialmens', warehousemens' and other similar Liens arising or incurred in the ordinary course of business which are Liens for work in progress which are not past due or otherwise reflected on the Balance Sheet and (ii) recorded easements, covenants and other restrictions which do not impair the current use, occupancy, value, or the marketability of title.

          "Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Plans" shall have the meaning set forth in Section 2.17(a) hereof.

          "Prorated Assets" shall have the meaning set forth in Section 1.7(a) hereof.

          "Prorated Liabilities" shall have the meaning set forth in Section 1.7(a) hereof.

          "Proration Payment" shall have the meaning set forth in Section 1.7(c) hereof.

          "Purchase Price" shall have the meaning set forth in Section 1.3(b) hereof.

          "Real Property" means the Owned Real Property and all real property leased pursuant to a Lease and all buildings, structures and improvements located thereon, fixtures contained thereon and appurtenances thereto and easements and other rights relating thereto.

          "Receivables" shall have the meaning set forth in Section 1.8 hereof.

          "Related Agreements" means those other agreements and instruments required to be executed pursuant to this Agreement.


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

          "Securities Act" means the Securities Act of 1933, as amended.

          "Sellers" shall have the meaning set forth in the introduction hereto.

          "Shares" shall have the meaning set forth in Section 1.3(b) hereof.

          "Sign Location Leases" means the TP LLC Sign Location Leases and the TOA Sign Location Leases.

          "Statement" shall have the meaning set forth in Section 1.7(a) hereof.


          "Tanner" shall have the meaning set forth in the introduction hereto.

          "Tanner Owned Properties" shall have the meaning set forth in Section 1.2(c) hereof.

          "Tanner Owned Property Leases" shall have the meaning set forth in
Section 1.9(a) hereof.

          "Tax Authority" includes the Internal Revenue Service and any state, local, foreign or other governmental authority responsible for the administration of any Taxes.

          "Tax Return" means any declaration, estimate, return, report, information statement, schedule or other document (including any related or supporting information) with respect to Taxes that is required to be filed with any Tax Authority.

          "Taxes" mean all federal, provincial, territorial, state, municipal, local, domestic, foreign or other taxes, imposts, rates, levies, assessments and other charges including, without limitation, ad valorem, capital, capital stock, customs duties, disability, documentary stamp, employment, estimated, excise, fees, franchise, gains, goods and services, gross income, gross receipts, import duties, income, intangible, inventory, license, mortgage recording, net income, occupation, payroll, personal property, production, profits, property, real property, recording, rent, sales, severance, sewer, social security, stamp, transfer, transfer gains, unem-ployment, use, value added, water, windfall profits, and withholding, together with any interest, additions, fines or penalties with respect thereto or in respect of any failure to comply with any requirement regarding Tax Returns and any interest in respect of such additions, fines or penalties and shall include any transferee liability in respect of any and all of the above.

          "TOA" shall have the meaning set forth in the introduction hereto.

          "TOA Agreement" shall have the meaning set forth in Section 2.1 hereof.

          "TOA Leases" means all leases or subleases of real property under which TOA is a lessee or lessor and the TOA Sign Location Leases.

          "TOA Sign Location Leases" shall mean any lease, license or other agreement between TOA and any Person pursuant to which TOA has obtained the right to erect, place and maintain outdoor advertising sign structures on any ground space, roof or wall space or upon any other improvement to real estate.

          "TP LLC" shall have the meaning set forth in the introduction hereto.

          "TP LLC Excluded Properties" shall have the meaning set forth in
Section 1.2(c) hereof.

          "TP LLC Excluded Properties Leases" shall have the meaning set forth in Section 1.9(b) hereof.

          "TP LLC Leases" means all leases or subleases of real property under which TP LLC is a lessee or lessor and the TP LLC Sign Location Leases.

          "TP LLC Sign Location Leases" shall mean any lease, license or other agreement between TP LLC and any person pursuant to which TP LLC has obtained the right to erect, place and maintain outdoor advertising sign structures on any ground space, roof or wall space or upon any other improvement to real estate.

          "Treasury Regulation" means any regulation promulgated under the Code.


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

          "Trust" shall have the meaning set forth in the introduction hereto.

          "Undertaking" means the duly executed undertaking, substantially in the form attached hereto as Exhibit B, whereby the Buyer will assume and agree to pay and discharge the Assumed Liabilities.

          "WBT" shall have the meaning set forth in the introduction hereto.


                                   ARTICLE XI

                                  MISCELLANEOUS

          Section 11.1 FURTHER ASSURANCES. From time to time after the Closing Date, at the request of either party hereto and at the expense of such party, the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

          Section 11.2 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

               If to the Parent or the Buyer, to:

               Universal Outdoor, Inc.
               321 North Clark Street
               Suite 1010
               Chicago, Illinois 60601
               Attention:  Paul G. Simon
               Telecopy:  (312) 664-8071



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

               and

               Kelso & Company
               320 Park Avenue
               24th floor
               New York, New York 10022
               Attention:  James J. Connors
               Telecopy:  (212) 223-2379

               with a copy to:

               Winston & Strawn
               35 West Wacker Drive
               Chicago, Illinois 60601
               Attention:  Leland E. Hutchinson, Esq.
               Telecopy:  (312) 558-5700

               and

               Skadden, Arps, Slate, Meagher & Flom
               919 Third Avenue
               New York, New York 10022
               Attention:  Lou R. Kling, Esq.
               Telecopy:  (212) 735-2000


               If to either of the Sellers, to:

               Tanner.Peck, L.L.C.
               4330 Chickasaw Road
               Memphis, Tennessee  38117
               Attention:  William B. Tanner,
                              Chief Manager
               Telecopy:  (901) 767-8211

               with a copy to:

               Johnson, Grusin, Kee & Surprise, P.C.
               780 Ridge Lake Blvd., Suite 202
               Memphis, TN  38120
               Attention:  Martin A. Grusin, Esq.
               Telecopy:  (901) 682-3590


All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery


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

thereof to the appropriate address, or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

          Section 11.3 SEVERABILITY. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

          Section 11.4 BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto; PROVIDED, HOWEVER, that the Buyer may transfer or assign, in whole or from time to time in part, to Daniel L. Simon, Kelso & Company or one or more of any of their affiliates, the right to purchase all or a portion of the Assets but no such transfer or assignment shall relieve the Buyer of its obligations hereunder.

          Section 11.5 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Sellers and their successors and permitted assigns, with respect to the obligations of the Parent and the Buyer under this Agreement, and for the benefit of the Parent and the Buyer, and their respective successors and permitted assigns, with respect to the obligations of the Sellers, under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party


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

any remedy, claim, liability, reimbursement, cause of action or other right.

          Section 11.6 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 11.7 ARBITRATION. Each of the parties hereto agrees to submit to binding arbitration any and all differences and disputes which may arise between them, their heirs, successors, assigns, employees, officers, directors, affiliates, subsidiaries, or shareholders which are related to this Agreement. Prior to initiating arbitration, the parties shall first meet face-to-face to effect a resolution of the differences. Any differences which the parties are unable to resolve in said face-to-face meeting shall be heard and finally settled at a mutually agreed upon location by the parties, by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association. If the parties do not agree upon a location, the arbitration proceeding shall be conducted in St. Louis, Missouri. Any award entered in any such arbitration shall be final, binding, and may be entered and enforced in any court of competent jurisdiction. The arbitrator shall make such orders, conduct and schedule all proceedings in connection with the arbitration so that final arbitration commences no less than thirty (30) days and concludes no later than seventy-five (75) days after a party files the initial notice of arbitration, and so that the final arbitration award is made and delivered to the parties within ninety (90) days after the filing of the initial notice of arbitration. The cost of such arbitration shall be apportioned as determined by the arbitrator, in any manner determined by him/her based upon the fault or lack thereof by the respective parties. If the cost of such arbitration is not apportioned by the arbitrator, then the cost shall be borne equally between the Buyer and the Sellers. Nothing herein contained shall be construed as preventing any party from instituting legal or equitable action in any jurisdiction against any of the other parties for temporary or similar provisional relief to the full extent permitted under the laws applicable to this Agreement, or any such other written agreement between the parties or the performance hereof or thereof


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

or otherwise pending final settlement of any dispute, difference or question by arbitration. Any such provisional relieve may be modified or amended in any way by the arbitrator at any time after his appointment.

          Section 11.8 JURISDICTION AND CONSENT TO SERVICE. The Sellers, the Parent and the Buyer (a) agree that any suit, action or proceeding arising out of or relating to this Agreement will be brought solely in the federal courts of the State of Missouri, sitting in the City of St. Louis, Missouri; (b) consent to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (c) waive any objection which it may have to the laying of venue in any such suit, action or proceeding in any such court, and (d) agree that service of any court paper may be made in any manner as may be provided under applicable laws or court rules governing service of process in such court.

          Section 11.9 ENTIRE AGREEMENT. Except for this Agreement, the Disclosure Schedule, the Buyer Disclosure Schedule and the Exhibits and other documents referred to herein or delivered pursuant hereto which form a part hereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

          Section 11.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

          Section 11.11 SPECIFIC PERFORMANCE. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the


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

terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

          Section COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          Section 11.13 BULK SALES LAWS. The Buyer and each of the Sellers each hereby waive compliance by each such Seller with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state.

          Section 11.14 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense except that the Buyer, on the one hand, and the Sellers, on the other, shall share equally the costs of the applicable filing fee in connection with the HSR Act filings referred to in Section 5.3 hereof.


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

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Sellers, the Consenting Parties, the Parent and the Buyer as of the date first above written.


                         TANNER PECK L.L.C.


                         By:
                            ----------------------------
                            Name:
                            Title:


                         TOA ENTERPRISES, L.P.


                         By:
                            ----------------------------
                            Name:
                            Title:



                         -------------------------------
                         WILLIAM B TANNER


                         WBT OUTDOOR, INC.


                         By:
                            ----------------------------
                            Name:
                            Title:


                         THE WEATHERLEY TANNER TRUST


                         By:
                            ----------------------------
                            Name:
                            Title:

                         TANNER ACQUISITION CORPORATION


                         By:
                            ----------------------------
                            Name:
                            Title:


                         UNIVERSAL OUTDOOR, INC.


                         By:
                            ----------------------------
                            Name:
                            Title:


                                          64